UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, Ms. Christina J. Cook, who has served as the Chief Financial Officer of Arcimoto, Inc. (the “Company”), notified the Company of her decision to resign from her position, effective October 31, 2023. On November 3, 2023, the Company’s board of directors determined that upon Ms. Cook’s resignation, Mr. Christopher Dawson, the Company’s current Chief Executive Officer, will serve as the Company’s interim Chief Financial Officer and will assume the roles of principal financial officer and principal accounting officer.

Mr. Dawson, age 41, has been a member of our board of directors since August 2022. On April 16, 2023, Mr. Dawson was appointed as our Chief Executive Officer. Until his appointment as our Chief Executive Officer, Mr. Dawson was the Chief Executive Officer of Nikola Tesla Co., an engineering services company with projects that include electrification, hybridization, EV charging, hydrogen powertrain development, hydrogen powered VTOL, hydrogen power systems, fuel cell and hydrogen electrolyzer development. From November 2021 to November 2022, he was the Chief Technology Officer for both HNO international and Tesla Aerial Robotics. He also served as Chief Engineer on various U.S. Department of Defense projects. Mr. Dawson was an initial investor in Atlis Motor Vehicles (NASDAQ: AMV) in 2019, and subsequently led Research and Development, Engineering, and Product Development as Vice President of Manufacturing Engineering from September 2020 to September 2021 for the XT Truck, XP Platforms, and AMV Battery Cell. From November 2019 to June 2020, Mr. Dawson was a Director of Crown Poly, Inc. Mr. Dawson started at Tesla (NASDAQ: TSLA) in 2012 as a contractor and came on full time in 2014. During the subsequent five years through November 2019, he held positions of increasingly progressive responsibility, culminating as Senior Manufacturing Engineer and Maintenance Manager. In these roles, Mr. Dawson led manufacturing sustaining engineering teams for Tesla on the Model S/X line, Model 3 line and its battery factory in Freemont, California. He has been developing EVs for on road, off road and the battlefield for the last 10 years. He is a former U.S. Navy submarine nuclear chemist and helicopter flight Instructor. He holds an MBA from University of Denver, a BS in Nuclear Technologies from Excelsior College and Helicopter Flight Instruction from Aims Community College.

Mr. Dawson has no family relationship with any director or executive officer of the Company and has not been a party to any transaction with the Company that is required to be reported in this Current Report on Form 8-K.

As of the date of this report, no new compensatory arrangements have been entered into in connection with the appointment of Mr. Dawson as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: November 3, 2023	By:	/s/ Christopher Dawson
Christopher Dawson
Chief Executive Officer

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